EXHIBIT 23.3

Consent of Rubin Brown LLP,

Independent Registered Public Accounting Firm

Dated March 29, 2006

Exhibit 23.3

Consent Of Independent Registered Public Accounting Firm

The Board of Directors

CNL Income Properties, Inc.

We consent to the use of our report related to the combined financial statements of the Great Bear Lodge of Wisconsin Dells, LLC and Great Bear Lodge of Sandusky, LLC, dated May 5, 2005 (except note 12, which is dated January 20, 2006) included in this Pre-Effective Amendment Number One to the Registration Statement on Form S-11 and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/Rubin Brown LLP

St. Louis, Missouri

March 29, 2006